EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001, relating to the financial statements, which appears in the Annual Report of Priority Healthcare Corporation on Form 10-K for the year ended December 30, 2000. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


September 10, 2001